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                                  EXHIBIT 99.1


                                                   FOR IMMEDIATE RELEASE
                                                    CONTACT: Arte Moreno
                                                       (602)246-9569


                         OUTDOOR SYSTEMS, INC. ANNOUNCES
             ACQUISITION OF BILLBOARD EASEMENTS FROM CSX CORPORATION


Phoenix, May 22, 1996 - Outdoor Systems, Inc. (NASDAQ: OSIA) announced today that it acquired a perpetual easement on certain real property of CSX Corporation (a national railroad company operating east of the Mississippi River), upon which there are currently approximately 2,420 billboard advertising faces located on approximately 1,360 different sites in 17 states. The perpetual easement grants to Outdoor Systems the rights to the billboard lease rental income from these sites, which are licensed under agreements with approximately 130 outdoor advertising companies. The acquisition price was approximately $21.8 million and future consideration estimated to be payable beginning in 2006.

Arte Moreno, President and CEO of Outdoor Systems, stated that, "with this acquisition, Outdoor Systems is acquiring a long term revenue stream with opportunity for growth which will be consolidated with our Atlanta property".